lf fhis accuraicly represents your unclerstarrdi0g of our rcccnt c(tilDltlnicalion-r, plcuse indicafc y.our s8rccffrent b¡'your signature bclorv' Sinccrel¡'Youn, ,' ..--\..-....:-'"i" .1\_.... -'-r ='? ::- .¡. J]¡e¡¡qg WíLsort P¡csidcnt and CEO / ; ; .. I ! I I I ¡ I ¡ i I I I I I I I I I I I I i I i I I i i : : I I ! I I I I -.....-¡..j.-¡,¡_